UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 19, 2011

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane Orrville, Ohio		44667-0280
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

As was announced in The J. M. Smucker Company’s (the “Company”) press release dated March 8, 2011, the Board of Directors approved the following executive appointments and realignment of responsibilities, which became effective May 1, 2011:

•	Vincent C. Byrd assumed the role of President and Chief Operating Officer (COO) with responsibility for the Company’s U.S. retail businesses.

•	Mark T. Smucker assumed the role of President, U.S. Retail Coffee.

•	Paul Smucker Wagstaff assumed the role of President, U.S. Retail Consumer Foods in a newly consolidated business area combining the former Consumer and Oils and Baking business areas.

•	Steven Oakland assumed the role of President, International, Foodservice and Natural Foods, which was formerly named Special Markets.

While the Company’s calculation of segment profit will remain the same for fiscal 2012, the Company’s reportable segments will be modified to align segment financial results with the responsibilities of segment management. Effective May 1, 2011, the Company will present the following three reportable segments: U.S. Retail Coffee, U.S. Retail Consumer Foods, and International, Foodservice and Natural Foods. The new U.S. Retail Consumer Foods reportable segment is a combination of the former U.S. Retail Consumer and U.S. Retail Oils and Baking reportable segments.

Attached as Exhibit 99.1 to this Current Report on Form 8-K are the unaudited net sales and segment profit calculations for the quarterly periods in fiscal 2011 and 2010 modified to reflect the realigned reportable segments.

The information in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

99.1	Unaudited Reportable Segments Supplemental Information

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2011	THE J. M. SMUCKER COMPANY

	By:	/s/ Mark R. Belgya
Mark R. Belgya
Senior Vice President and Chief Financial Officer

INDEX OF EXHIBITS

Exhibit Number	Exhibit Description

99.1	Unaudited Reportable Segments Supplemental Information